Exhibit 99.1

FOR IMMEDIATE RELEASE

Carolina Financial Corporation and First South Bancorp, Inc.

Receive Stockholder and Regulatory Approvals for Merger

Charleston, S.C. & Washington, N.C., October 27, 2017 – Carolina Financial Corporation (Nasdaq: CARO), the parent company of CresCom Bank (“Carolina Financial”), and First South Bancorp, Inc. (Nasdaq: FSBK), the parent company of First South Bank (“First South”), announced today that they have received all required regulatory approvals and the approval of each company’s stockholders to proceed with the merger of First South with and into Carolina Financial.

Pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of June 9, 2017, the initial exchange ratio of 0.5200 was subject to decrease in the event that the average closing price per share of Carolina Financial common stock was greater than $35.14 over a specified period prior to completion of the merger and Carolina Financial common stock outperformed the NASDAQ Bank Index by 15% or more between the signing date and the end of the specified period. Both conditions have been met. Accordingly, each outstanding share of First South common stock will be exchanged for 0.5064 shares of Carolina Financial common stock.

The closing of the mergers of Carolina Financial and First South and their subsidiary banks are expected to occur on November 1, 2017. Thereafter, CresCom Bank will operate the former offices of First South under the name “First South Bank” until the data processing system conversion, which is currently expected to occur in March 2018.

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About Carolina Financial Corporation

Carolina Financial Corporation (NASDAQ: CARO) is the holding company of CresCom Bank, which also owns and operates Atlanta-based Crescent Mortgage Company. As of September 30, 2017, Carolina Financial Corporation had approximately $2.3 billion in total assets.

About First South Bancorp, Inc.

First South Bancorp, Inc. (NASDAQ: FSBK) is a Virginia corporation that serves as the holding company for First South Bank, a North Carolina-chartered commercial bank. The Company was originally incorporated as a Delaware corporation in 1996. In 1999, First South changed its state of incorporation from Delaware to Virginia.

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Forward-Looking Statements

Certain statements in this Form 8-K contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements include, but are not limited to, statements with respect to plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although the parties making such statements believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, Carolina Financial and First South provide no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by Carolina Financial, First South, or any other person that the future events, plans, or expectations contemplated will be achieved.

Additional Information About the Merger and Where to Find It

Carolina Financial and First South have filed relevant documents concerning the merger with the Securities and Exchange Commission (the “SEC”), including a Registration Statement on Form S-4, which includes a joint proxy statement of Carolina Financial and First South and a prospectus of Carolina Financial, as well as other relevant documents concerning the proposed transaction. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such off, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

STOCKHOLDERS OF CAROLINA FINANCIAL AND FIRST SOUTH ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT / PROSPECTUS AND OTHER RELEVANT DOCUMENTS WHEN THEY ARE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders of Carolina Financial and First South may obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about the Company and Carolina Financial, at the SEC’s internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to: First South Bancorp, Inc., 1311 Carolina Avenue, Washington, NC 27889, Attention: Scott C. McLean, Executive Vice President and Chief Financial Officer or Carolina Financial Corporation, 288 Meeting Street, Charleston, South Carolina 29401, Attention: William A. Gehman, III, Executive Vice President and Chief Financial Officer.

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